EXHIBIT 3.1

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/26/2000
                                                             001312237 - 3718311

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 AQUA DYNE, INC.

FIRST: The name or the Corporation is Aqua Dyne Inc.

SECOND: Its registered office is to be located at 1220 N. Market Street, Suite 606, in the City of Wilmington, County of New Castle, Delaware. The registered agent is American Incorporators, Ltd. whose address is the same as above.

THIRD: The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000). All such shares are to be with a par value of $.001 and are to be of one class.

FIFTH: The name and address of the incorporator are as follows:

                            Jeff Tindall
                            Suite 606
                            1220 N. Market St.
                            Wilmington, DE 19801

SIXTH: Each person who serves or has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders: (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts stated herein are true, and I have accordingly set my hand.

                                            /S/ Jeff Tindall
                                            ------------------------------------
                                            Jeff Tindall
                                            INCORPORATOR